SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVMAND CORPORATION
 (Exact name of registrant as specified in its charter)

Wyoming	38-4379961	7372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Registered Agents, Inc. 30 N Gould St Ste R Sheridan, WY 82801 Tel. (307) 200-2803 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Poliandra Guimaraes Peres

1309 Coffeen Avenue STE 1200

Sheridan, Wyoming, 82801

+ 12243487380

main@evmand.com

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Copies to:
Law Office Of Carl P. Ranno

Attorney and Counselor at Law

2733 East Vista Drive Phoenix,

Arizona 85032

Telephone: 602-493-0369

Email: carlranno@cox.net

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	4,000,000	$0.06	$240,000	$33

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities

Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED JULY 31, 2026

EVMAND CORPORATION

4,000,000 Shares of Common Stock

This prospectus related to the offering of 4,000,000 shares of our common stock at a public offering price of $0.06 per share.

You should read this prospectus carefully before you invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

There is no minimum for this offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days).

The offering of the 4,000,000 shares is a “best efforts” offering, which means that our directors will use their best efforts to sell the shares and there is no commitment by any person to purchase any shares. This Prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Poliandra Guimaraes Peres owns 2,800,000 shares, representing 100% of the outstanding shares of our common stock, and therefore holds 100% of the voting power. The shares owned by our Director, Poliandra Guimaraes Peres as identified in this registration statement, are not being offered for resale under this registration. After completion of this offering, Ms. Guimaraes Peres, our President and Treasurer, will beneficially own approximately 41.2% of the Company’s outstanding common stock. Although she will not own a majority of our outstanding shares, she will remain a significant shareholder and may be able to exercise significant influence over the Company, including matters requiring stockholder approval such as the election of directors.

Evmand Corporation is a technology company focused on developing web-based digital tools for Search Engine Optimization (“SEO”), online visibility, and digital marketing performance. By combining intelligent keyword research, data-driven optimization strategies, and modern web technologies, we help businesses improve their search engine rankings, attract highly targeted organic traffic, and increase audience engagement. Our solutions are designed to support sustainable online growth, expand brand reach, and create new opportunities for customer acquisition across competitive digital markets.

The Company's initial product, Evmand SEO Assistant, is a web-based keyword research and SEO optimization service. The service was commercially launched to help businesses discover high-value keywords and optimize website content. To date, the Company has not generated any revenues.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.06 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB market operated by OTC Markets Group or other quotation service. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. Before making any investment in these securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 10 of this prospectus. We are a “smaller reporting company” under applicable law and will be subject to reduced public company reporting requirements.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2026.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “believe,” “estimate,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	the ability to be listed on a public stock exchange, namely on the OTC Markets Group;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of factors related to the prolonged evaluation and sales cycles inherent in our business, particularly during economic downturns that impact our customers' operations;

•	other risks and uncertainties described in this registration statement, including those under the section entitled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations, and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights.

 You should read the entire prospectus carefully, including the section entitled “Risk Factors” and all other information included in this prospectus in its entirety before you decide whether to purchase any shares offered by this prospectus.

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “Evmand Corporation and the “Company” refer to Evmand Corporation.

Our Company

Evmand Corporation is a technology company focused on developing web-based digital tools for Search Engine Optimization (“SEO”), online visibility, and digital marketing performance. By combining intelligent keyword research, data-driven optimization strategies, and modern web technologies, we help businesses improve their search engine rankings, attract highly targeted organic traffic, and increase audience engagement. Our solutions are designed to support sustainable online growth, expand brand reach, and create new opportunities for customer acquisition across competitive digital markets.

The Company's initial product, Evmand SEO Assistant, is a keyword research and SEO optimization service currently fully available to users on our website. The service is designed to help businesses improve search engine rankings, discover high-value keywords, and optimize website content to attract more customers.

Following the completion of the development phase, the service was commercially launched and has been fully available to users on our website since July 1, 2026. Upon launch, users are able to obtain a trial key allowing up to 10 keyword research requests from a single IP address at no charge. Each request returns up to 10 keywords along with a contextual business description. Subscription plans provide access to a greater volume of searches, supporting more extensive SEO strategies, content optimization, and digital marketing campaigns.

Evmand SEO Assistant is designed to serve businesses at various stages of growth — from early-stage startups to established companies — seeking to manage SEO efforts efficiently and expand their online presence. The service is particularly suited for entrepreneurs managing multiple projects, enabling keyword export for use in content creation, paid search advertising, and other marketing applications.

The Company intends to expand service availability and feature offerings following the initial launch. Our service is designed to enable entrepreneurs to scale their search engine optimization workflows across multiple digital projects. By utilizing our automated analytical tools, users can systematically analyze search trends and optimize their digital marketing strategies.

Our company plans to provide a robust and user-friendly service designed to assist entrepreneurs in promoting their businesses. Entrepreneurs can access advanced search-based support through a paid subscription, which includes a predefined monthly quota of requests. Our website will allow entrepreneurs to efficiently manage multiple projects, receive expert guidance. We are a development stage company and have generated no revenue yet. As of March 31, 2026, we had a working capital deficit of approximately $8,400.

Corporate organization

Our primary mailing address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Brazil. Our telephone number is + 12243487380. Our website address is https://evmand.com. The fiscal year-end of the company is March 31.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act), reduced disclosure obligations regarding executive compensation and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this provision of the JOBS Act. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the consummation of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue exceeds $1,235,000,000; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (Exchange Act), which would occur if the market value of our ordinary shares held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act.

THE OFFERING

The summary below describes some of the terms of the offering. For a more complete description of the common stock, see “Description of Securities.”

Issuer	EVMAND CORPORATION
Common stock offered by us	4,000,000 shares of common stock.
Public offering price	$0.06 per share.
Use of proceeds

We estimate that the net proceeds from our issuance and sale of 4,000,000 shares of our common stock in this offering will be approximately $240,000, assuming an initial public offering price of $0.06 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. In this regard, we estimate that our own offering related expenses will be approximately $9,000.

For more information, see “Use of Proceeds” below.

Duration of the Offering	365 days
Securities Issued and Outstanding

There are 2,800,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our Director, Poliandra Guimaraes Peres. If we are successful at selling all the shares in this offering, we will have 6,800,000 shares issued and outstanding immediately thereafter.

Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements identified by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “believe,” “estimate,” or the negative of these terms or other similar expressions. These statements represent our current expectations and estimates regarding future expenses, revenue, profitability, market trends, operating efficiencies, revenue opportunities, competitive positioning, and other relevant factors. While we base these expectations and estimates on reasonable assumptions and reliable data, they are subject to future risks and uncertainties that could significantly impact our actual performance.

While we believe our assumptions are reasonable, they may prove inaccurate. Therefore, you should not treat these forward-looking statements as certain. Actual results may differ materially from what we anticipate due to various risks, uncertainties, or events that deviate from the assumptions underlying these statements. We do not commit to updating these forward-looking statements publicly, nor do we pledge to provide reasons for any material discrepancies between actual results and anticipated outcomes in these statements, even if new information becomes available in the future.

RISK FACTORS

Investing in our securities carries a substantial level of risk. Prior to making an investment decision, it is essential to carefully consider the specific risks outlined below. Should any of these risks and uncertainties materialize, it could have a significant adverse impact on our business, financial health, operational results, or future opportunities. This may result in a decline in the market price of our common stock, potentially leading to partial or total loss of your investment. Furthermore, there are additional risks and uncertainties that may currently be unknown to us or considered immaterial but have the potential to significantly and adversely affect our business, financial situation, operational outcomes, or future prospects.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

Evmand Corporation operates in a dynamic and rapidly evolving market, and we cannot guarantee the sustained success of our business or the execution of our business plan.

Evmand Corporation operates in the software-as-a-service (SaaS) platform providing AI-powered SEO and keyword research tools, which is subject to rapid technological change, shifting customer preferences, and evolving search engine algorithms and policies. We must assess our prospects in light of the challenges, costs, and complexities frequently encountered by emerging companies in such swiftly evolving markets. We may encounter obstacles in achieving the following objectives, which could significantly impact our ability to implement our business plan:

•	Establishing and maintaining broad market acceptance of Evmand SEO Assistant and effectively converting this acceptance into subscription revenue.
•	Maintaining the continuous, stable operation of Evmand SEO Assistant following its commercial launch on July 1, 2026.
•	Continuously enhancing the functionality and features of our service following the initial launch.
•	Developing a service that results in high customer satisfaction and sustained user engagement.
•	Effectively addressing competition from established SEO platforms and emerging alternative solutions.
•	Cultivating and sustaining strategic relationships to enhance the distribution and utility of our service.

Our business strategy may encounter challenges that we may be unable to address in a cost-effective manner, if at all, which could have adverse consequences for our business and financial condition.

Evmand SEO Assistant was commercially launched on July 1, 2026; however, there is no assurance that the service will achieve market acceptance, operate without technical interruptions, or generate sustainable revenue.

Evmand SEO Assistant was commercially launched on July 1, 2026, following the completion of its core development phase. However, because the service is in its initial post-launch stage, there is no guarantee that it will operate without unforeseen technical challenges, software bugs, or infrastructure scalability issues. Maintaining and enhancing the platform may require additional funding, and factors beyond our control could interrupt service availability. If we encounter significant post-launch operational difficulties or fail to attract a sufficient user base, our ability to generate revenue will be materially and adversely affected, and we may be unable to continue operations.

Our business is entirely dependent on a single product that has not yet launched, and failure of this product to achieve market acceptance would have a material adverse effect on our business.

We currently have no diversified product portfolio and depend entirely on Evmand SEO Assistant as our sole anticipated source of revenue. As of the date of this prospectus, the service has not yet been commercially launched and has not generated any revenue. If Evmand SEO Assistant fails to achieve sufficient market acceptance, does not attract paying subscribers, or is discontinued for any reason, we would have no alternative source of revenue. This concentration of risk could result in the cessation of our operations and potential losses for our investors. Even if we achieve initial customer acquisition, we may be unable to retain users or maintain subscription renewals, which would adversely affect our revenue and growth prospects.

Our services are dependent on third-party search engine algorithms, and changes to these algorithms could reduce the effectiveness of our product and adversely affect our business.

The value of Evmand SEO Assistant is directly linked to the algorithms, ranking criteria, and policies of third-party search engines, primarily Google. Search engines frequently update their algorithms without prior notice, and such changes may reduce the effectiveness of the keywords and optimization strategies generated by our service. If our service fails to reflect current search engine requirements, customers may experience diminished results, leading to reduced demand, lower subscription retention, and an adverse impact on our revenue and reputation. Our service relies on artificial intelligence and machine learning technologies, which may produce inaccurate, incomplete, or misleading outputs. The usefulness of our service depends on the quality and reliability of these outputs, and any deficiencies may result in reduced user trust, lower adoption, and increased liability risk. Our service depends on third-party APIs and data sources. Any interruption, restriction, or pricing changes by these providers could materially and adversely affect our ability to operate our platform.

Our free trial model may be subject to abuse, which could reduce conversion rates to paid subscriptions and adversely affect our revenue.

Our service will offer a complimentary trial key allowing up to 10 keyword research requests per IP address at no charge. Users may attempt to circumvent this limitation through the use of multiple IP addresses, virtual private networks, or other technical means in order to obtain continued free access to our service. Widespread abuse of our free trial model could significantly reduce the proportion of users converting to paid subscription plans, adversely affecting our anticipated revenue streams and business prospects.

Evmand Corporation may face challenges in executing its business plan if it cannot secure adequate capital and may be compelled to incur high capital costs.

To effectively implement our business plan and fulfill our financial commitments as they arise, we will require additional capital. The ability to obtain the necessary additional capital may be uncertain, and we may be obligated to pay elevated costs for such capital. Various factors may influence the availability and pricing of capital, including:

•	General market conditions affecting the accessibility and expense of capital.
•	Our financial performance and results.
•	The level of interest from the market in our industry and business strategy.
•	Our sustained success or challenges in executing our business plan.
•	The magnitude of our capital requirements.

Should we fail to secure adequate capital, we may encounter difficulties in meeting our current and future financial obligations and may be unable to fully leverage existing or potential opportunities. Prolonged inability to access capital could even necessitate the suspension of our operations.

On December 29, 2025 we entered into an interest-free loan agreement with our President and Director, Poliandra Guimaraes Peres. According to this agreement, Ms. Guimaraes Peres will provide financial support to the company, as needed, up to a total of $200,000 over the subsequent five years. We intend to utilize this agreement as a source of working capital, enabling the execution of essential business operations.

Evmand Corporation encounters challenges related to customer evaluation and purchasing cycles that may pose difficulties in forecasting our operational outcomes.

To effectively implement our business plan and fulfill our financial commitments as they arise, we will require additional capital. The ability to obtain the necessary additional capital may be uncertain, and we may be obligated to pay elevated costs for such capital. Various factors may influence the availability and pricing of capital, including:

•	General market conditions affecting the accessibility and expense of capital.
•	Our financial performance and results.
•	The level of interest from the market in our industry and business strategy.
•	Our sustained success or challenges in executing our business plan.
•	The magnitude of our capital requirements.

Should we fail to secure adequate capital, we may encounter difficulties in meeting our current and future financial obligations and may be unable to fully leverage existing or potential opportunities. Prolonged inability to access capital could even necessitate the suspension of our operations.

Our market is marked by rapid and continuous technological advancements, and our failure to adapt could adversely affect our competitive position.

The market for SEO services and digital marketing tools is characterized by ongoing technological advancements and market fluctuations. Changes in search engine algorithms, advertising platform policies, or user behaviors can rapidly impact the effectiveness of our services. Adapting to these changes is essential for maintaining a competitive edge and delivering effective results to our subscribers. There is no guarantee that our adaptations will gain market acceptance or that we will successfully innovate in a cost-effective and timely manner.

As of now, our company has not generated any revenue, and our ability to continue our operations hinges on our capacity to secure financing. Our independent registered public accountant has expressed significant uncertainty regarding our ability to remain operational.

It is challenging to predict the precise financial resources needed to fully execute our business plan, and these requirements may surpass any estimates we have provided. These circumstances give rise to doubts about our ability to remain operational.

In the event that we are unable to secure adequate capital when necessary, our director, Poliandra Guimaraes Peres, has committed to extending an interest-free loan for a duration of five years, as detailed in the agreement between Poliandra Guimaraes Peres and Evmand Corporation, which is attached as an exhibit to the Registration Statement of which this prospectus constitutes a part. Without this funding, we might be unable to execute our business plan. Consequently, we may be compelled to liquidate our business, resulting in potential losses for our investors. We advise you to take into consideration this risk when assessing the suitability of an investment in the Company.

We face competition from companies with more extensive resources, which places us in a competitive disadvantage.

Our industry, centered around strategic solutions and services, is characterized by robust competition, and we anticipate an escalation in competitive pressures in the future. Some of our current or potential competitors, such as SEMrush, Ahrefs, and Moz, possess considerably greater financial, technical, and marketing capabilities compared to our organization. These established competitors offer a comprehensive suite of SEO tools, including keyword research, competitor analysis, and website optimization features. SEMrush, for instance, is known for its extensive keyword database and in-depth analytics, while Ahrefs is widely used for its backlink analysis capabilities. Moz, on the other hand, is recognized for its domain authority metric and has a strong presence in the SEO community.

The competitive advantage of these formidable competitors may enable them to respond more swiftly to emerging technologies or shifts in customer requirements. Additionally, they may allocate larger resources to the development, promotion, and sale of their offerings. We expect our competitors to continue enhancing the performance of their existing solutions and introducing new products, services, and technologies. Successful introductions or improvements by competitors like SEMrush, Ahrefs, and Moz could potentially lead to reduced sales, diminished market acceptance of our solutions, heightened price competition, or even the obsolescence of our products.

To remain competitive in this dynamic landscape, we must maintain a substantial commitment to investing in research and development, sales and marketing, and customer support. While we recognize the challenges posed by companies with more extensive resources, we stay dedicated to providing innovative SEO services that empower entrepreneurs to improve their online visibility. We believe that our distinct approach, determination, and customer-focused mindset will continue to keep us committed to success despite increased competition in the business landscape.

Heightened competition, including the presence of industry leaders like SEMrush, Ahrefs, and Moz, may result in price reductions, decreased customer acquisitions, lower profit margins, and a potential erosion of our market share. Failing to effectively compete against current or future competitors could have adverse implications for our business and financial standing.

We currently do not hold any insurance policies.

We currently do not hold any insurance policies, and we have no current plans to obtain insurance in the foreseeable future. Given the nature of our operations in the SEO services industry, the absence of insurance coverage means that if we were to face a product liability lawsuit or any other unforeseen legal challenges, our financial capabilities might be inadequate to mount an adequate legal defense. In the event that a judgment is issued against us in such a scenario, it could potentially result in the discontinuation of our business operations, particularly within the SEO services sector where competition and legal complexities are prevalent.

The establishment and maintenance of proper internal controls are essential for ensuring the accuracy of financial statements and compliance with relevant regulations.

In accordance with Section 404 of the Sarbanes-Oxley Act, our management is obligated to report on the effectiveness of our internal control over financial reporting. We conducted an assessment of this internal control for the period ending March 31, 2026 and determined it to be effective. However, it is important to note that the standards governing the evaluation of our internal control over financial reporting are intricate, necessitating substantial documentation, testing, and potential remediation efforts. In order to meet the requirements as a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems, procedures, and potentially hire additional accounting and finance staff.

There exists a possibility that material weaknesses or significant deficiencies in our internal control over financial reporting may emerge in the future. Any failure to maintain effective internal control could significantly impede our ability to accurately report our financial status, operational results, or cash flows. In the event that we are unable to affirm the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm identifies a material weakness or significant deficiency during its Section 404 reviews, investors may lose confidence in the accuracy and comprehensiveness of our financial reports. This could result in a decline in the market price of our common stock and potential sanctions or investigations by regulatory bodies. Furthermore, the inability to rectify any material weaknesses in our internal control over financial reporting or to establish and sustain other effective control systems required for public companies may restrict our future access to capital markets.

Our operations are completely dependent on our sole director and officer, and any interruption in her availability could severely disrupt our business.

We rely entirely on the services of our sole director and officer to manage all aspects of our business operations, corporate governance, and regulatory compliance. Because our management consists of a single individual, we lack the operational redundancies and segregation of duties typically found in larger enterprises. If our director is unable or unwilling to continue in her present position due to illness, personal obligations, or other unforeseen circumstances, our operations may experience material disruptions, periodic interruptions, or suspensions. Such unpredictability could hinder our ability to scale our service, attract customers, and generate revenue, which could ultimately force us to cease operations.

Our capacity to engage in significant research and development endeavors is constrained due to our financial limitations, potentially obstructing our future growth potential.

Given our restricted overall resources, we have abstained from making substantial investments in research and development activities since our inception. This strategy primarily aims to preserve short-term capital; however, it may yield enduring implications.

Our failure to allocate resources to research and development jeopardizes our ability to remain competitive in terms of technological advancements and product offerings. Ultimately, this may have an adverse impact on our revenue growth and impede our journey toward profitability.

Our operational continuity is subject to disruptions stemming from external, uncontrollable events.

Our operational performance and financial results may be adversely impacted by prevailing global market and economic conditions, including ongoing geopolitical instability in various regions.

As a business focused on providing SEO services, our operations are not immune to the broader influence of the global economy and geopolitical circumstances. Our business remains susceptible to the influence of general worldwide economic and market circumstances. Deterioration in the U.S. and global economies could result in unfavorable consequences for our operational outcomes, encompassing potential declines in revenue and operational cash flow. The impact of these conditions on the business is magnified by the fact that our potential clientele may find it unprofitable to invest in SEO services, including the utilization of our innovative solutions, keyword analysis, and website optimization, given the economic uncertainties caused by geopolitical conflicts. They may opt to curtail or entirely cease their acquisition of our products and services, which could result in reduced demand and diminished revenue streams for our company.

Our Board of Directors has no prior experience in managing a public company, which is essential for establishing and maintaining disclosure controls and procedures as well as internal control over financial reporting.

We have no prior operational history as a public company. Poliandra Guimaraes Peres, serving as our President, Secretary, Treasurer and Director lack experience in overseeing a public company's requirements, including the establishment and maintenance of disclosure controls, procedures, and financial reporting controls. Consequently, there may be challenges in successfully operating as a public company, even if our core operations perform well. In recognition of these challenges, our intention is to proactively seek and engage experienced professionals to provide guidance and expertise in managing the responsibilities of a public company.

Our intention is to fully adhere to the various rules and regulations mandated for a reporting company registered with the Securities and Exchange Commission. However, if we encounter difficulties in managing the responsibilities of a public company, it could have a material adverse impact on your investment.

Our principal stockholder currently controls the Company and will continue to have significant influence over us after this offering.

As of the date of this filing, our Director, Poliandra Guimaraes Peres owns 2,800,000 shares, representing 100% of the outstanding shares of our common stock, and therefore holds 100% of the voting power. The shares owned by our Director, Poliandra Guimaraes Peres as identified in this registration statement, are not being offered for resale under this registration. After completion of this offering, Ms. Guimaraes Peres, our President and Treasurer, will beneficially own approximately 41.2% of the Company’s outstanding common stock. Although she will not own a majority of our outstanding shares, she will remain a significant shareholder and may be able to exercise significant influence over the Company, including matters requiring stockholder approval such as the election of directors. This concentration of ownership may also discourage, delay, or prevent a change in control of our company that other shareholders may consider favorable, and could result in decisions that are not aligned with the interests of minority shareholders.

In addition, potential conflicts of interest may arise between Poliandra Guimaraes Peres’s interests as a controlling shareholder and the interests of our other shareholders, which could materially and adversely affect the value of our common stock.

Our president, director and treasurer is a non-U. S. resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director, Ms. Guimaraes Peres is a non-U.S. resident, she is resident of Brazil, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

As an "emerging growth company" under the JOBS Act, we are eligible for exemptions from specific disclosure requirements. Our qualification as an "emerging growth company" aligns with the Securities Act of 1933, as amended (the "Securities Act"), and allows us to rely on these exemptions, which include:

• Presenting two years of audited financial statements and two years of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

• Not obliging to adhere to the auditor attestation requirements outlined in Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act).

• Reduced disclosure obligations concerning executive compensation in our periodic reports, proxy statements, and registration statements.

• Exemptions from the necessity of holding a nonbinding advisory vote on executive compensation and stockholder approval of golden parachute payments not previously approved.

Furthermore, as an emerging growth company, we can leverage an extended transition period to comply with new or revised accounting standards. This provision permits us to postpone the adoption of some accounting standards until they would typically apply to private companies. We have elected to take this extended transition period.

We will retain our status as an emerging growth company until the earliest of the following events:

1.       Reporting annual gross revenues of $1.235 billion or more.

2.       The end of fiscal year 2028.

3.       Issuing more than $1 billion in non-convertible debt within a three-year period.

4.       The conclusion of the fiscal year in which the market value of our common stock held by non-affiliates surpasses $700 million on the last business day of our second fiscal quarter.

We have elected to benefit from specific reduced disclosure obligations and may decide to employ other reduced reporting requirements in future filings. Consequently, the information we provide to our stockholders may differ from what you receive from other publicly reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a "smaller reporting company," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an "emerging growth company," certain exemptions available to us as an "emerging growth company" may persist as available options, including:

1.       Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

2.       Scaled executive compensation disclosures.

3.       The ability to provide only two years of audited financial statements instead of three years.

Risks related to smaller reporting company status.

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

RISKS RELATED TO OUR OFFERING

We anticipate ongoing costs and expenses related to SEC reporting and compliance. Given our lack of revenue, maintaining compliance may become challenging, potentially affecting investors' ability to sell their shares, if possible, at all.

The estimated cost for this registration statement is $9,000. To cover this expense, we will need to utilize funds from Poliandra Guimaraes Peres, our Director, who has committed to providing a loan to facilitate the registration process. Subsequent to the effective date of this prospectus, we will be obligated to submit annual, quarterly, and current reports, as required by the Securities Exchange Act, to the SEC.

Our plan involves reaching out to a market maker immediately after the offering closes to seek quotation of our shares on the OTCQB or OTCQX or another suitable quotation service. To be eligible for such quotation, issuers must maintain current and timely filings with the SEC. To stay in compliance, we will rely on future revenues to cover the expenses associated with these filings, which could consume a significant portion of our available cash resources.

In the event that we are unable to generate sufficient revenues to meet compliance requirements, you may encounter challenges when attempting to resell any shares you acquire, if feasible at all. Furthermore, a failure to meet the financial obligations related to our reporting requirements could render us ineligible to apply for quotation on the OTCQB or OTCQX or other quotation services.

U.S. investors may encounter challenges when attempting to serve legal notices and enforce judgments based on U.S. Federal Securities Laws against our company and its officers and directors who are not U.S. residents.

We are incorporated in the State of Wyoming, thus making us subject to the jurisdiction of the State of Wyoming and the United States courts regarding any legal actions initiated by investors. An investor can appropriately serve legal documents within the United States in any action involving our company. However, our President and Director is a resident of Brazil, and a significant portion of her assets is located outside the United States. As a result, investors may face difficulties in the following areas:

•	Effecting service of process within the United States against our non-U.S. resident officer or director.
•	Enforcing U.S. court judgments, which are based on the civil liability provisions of U.S. federal securities laws, against the aforementioned foreign individual within the United States.
•	Enforcing U.S. court judgments, which are based on the civil liability provisions of U.S. federal securities laws, in Brazilian courts against the aforementioned foreign individual.
•	Initiating original legal actions in Brazilian courts to enforce liabilities stemming from U.S. federal securities laws against the aforementioned foreign individual.

Due to the absence of an established trading platform for our securities, you may encounter difficulties when attempting to sell any shares you acquire through this offering.

Currently, our company is not listed on any public stock exchange, and there is no existing demand for our common stock. Consequently, there is no publicly accessible market for the shares presented in this prospectus. Our intention is to engage a market maker immediately following the conclusion of this offering and seek inclusion of our shares on OTCQB or OTCQX or another quotation service. The OTC is a regulated quotation system that provides real-time pricing, recent transaction data, and volume information for over-the-counter securities.

To be eligible for quotation on OTCQB or OTCQX, issuers are required to remain up to date with their filings to the SEC or relevant regulatory authority. Failure to meet these reporting obligations could impede our ability to apply for quotation on OTCQB or OTCQX or a similar quotation service, as market makers are not authorized to initiate the quoting of a security when the issuer fails to meet this filing requirement.

It is essential to understand that we cannot guarantee the acceptance or approval of our application, nor can we assure the listing and quoting of our stock for sale. As of the filing date, there have been no discussions or agreements between the Company or its representatives and any market maker regarding potential participation in a future trading market for our securities.

In the event that no trading market is established for our common stock, you may face challenges when attempting to sell any shares you acquire through this offering. This could potentially result in an inability to realize any returns from your investment or experience significant delays or obstacles when attempting to liquidate your shares. Furthermore, the absence of a publicly-traded market for our common stock may make it challenging, if not impossible, to ascertain its value, further complicating the resale of your shares and the realization of any value from your investment.

We are conducting this offering on a best-efforts basis, and there is no specific minimum threshold of shares that must be sold for the offering to move forward.

We are conducting this offering on a best-efforts basis, and there is no minimum number of shares or minimum amount of proceeds that must be sold before we may accept investor funds and use the proceeds. Although we estimate that we will need at least $60,000 in offering proceeds to implement our business plan effectively, this amount is not a minimum offering condition. Accordingly, we may receive substantially less than $60,000 from this offering. If we raise only limited proceeds, we may be unable to fully execute our business plan, may need to seek additional financing, and may be required to suspend or discontinue operations, which could result in a loss of investors’ entire investment.

We are not and will not become a Section 12 reporting company, and we may become subject to Section 12 registration in the future under certain circumstances.

We are not currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we do not currently intend to register our common stock under Section 12(g) of the Exchange Act. As a result, we are not and will not become a reporting company under Section 12 of the Exchange Act and will not be subject to the proxy rules, tender offer rules, or Section 16 short-swing profit liability provisions applicable to Section 12 registrants. Upon the effectiveness of this registration statement, we will become subject to the reporting requirements of Section 15(d) of the Exchange Act. However, our reporting obligations under Section 15(d) may be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which this registration statement has become effective), we have fewer than 300 holders of record of the class of securities registered hereby. If our reporting obligations under Section 15(d) are suspended, we may cease to be required to file periodic reports with the Securities and Exchange Commission.

In such event, investors may have access to less current or less comprehensive information regarding our business, results of operations, and financial condition, which could adversely affect the liquidity and trading market for our common stock. We may in the future consider registration of our common stock under Section 12(g) of the Exchange Act if required under applicable securities laws or if deemed necessary in connection with our capital markets strategy or trading objectives. There can be no assurance that such registration will be undertaken or that it will occur on favorable terms or at all.

Limited Market Validation for API Functionality.

The API functionality of Evmand SEO Assistant has not been commercially launched, and the Company has not yet obtained any subscribers or paying users utilizing such functionality. Accordingly, there is limited market validation for this component of our service.

The success of the API functionality depends on a number of factors, including market acceptance, customer adoption, perceived product value, and our ability to compete effectively in a highly competitive industry. There can be no assurance that the API functionality will achieve market acceptance, generate revenue, or contribute meaningfully to our business.

If the API functionality fails to achieve market acceptance or does not generate sufficient demand, our business, financial condition, and results of operations could be materially and adversely affected.

We may potentially fall under the classification of a "shell company" as defined by Rule 12b-2 of the Exchange Act, which would restrict the resale of our shares under Rule 144(i) until a year has passed since we cease to meet the criteria for being a shell company.

This categorization arises when a registrant exhibits minimal operational activities and possesses assets primarily composed of cash, cash equivalents, and negligible other assets. As a result of this classification, resale of our shares is subject to restriction under Rule 144(i) until a period of one year has elapsed from the point at which we no longer fulfill the criteria for being designated a shell company. The specific duration of our shell company status and the consequent limitations on share resale pursuant to Rule 144(i) cannot be predicted with certainty, potentially leading to an extended period during which investors may be unable to liquidate their investment.

Our company's shares will be subject to regulation under Securities and Exchange Commission (SEC) Rule 15g-9, which defines "penny stocks."

The shares being offered fall within the category of penny stocks, as per the Securities and Exchange Act of 1934 and the associated regulations set forth by the Commission. These regulations and the Exchange Act impose additional requirements on broker-dealers when selling our securities to investors who do not meet certain accredited investor criteria. Accredited investors are typically institutions with assets exceeding $5,000,000 or individuals with a net worth exceeding $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with a spouse).

For transactions falling under the penny stock rules, broker-dealers are obligated to provide specific disclosures as mandated by the regulations. These disclosures encompass details such as the actual sale or purchase price, bid and offer quotations, compensation received by the broker-dealer and related parties, in addition to disclosures required by the Commission.

It is important to note that due to these penny stock rules, you may encounter challenges when attempting to resell any shares you acquire, and there is no guarantee of a successful resale, if it is feasible at all.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.06. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $240,000 as anticipated.

We intend to use the net proceeds we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds we receive from this offering for acquisitions or strategic transactions, though we have not entered into any agreements or commitments with respect to any specific material transactions and have no understandings or agreements with respect to any such transactions at this time.

Our management will have broad discretion over the use of the net proceeds we receive from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including cash flows from operations, the extent and results of our research and development efforts and the anticipated growth of our business. Pending their uses, we plan to invest the net proceeds we receive from this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

 If 4,000,000 shares (100%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Software Development and Product Enhancement	$118,000
Marketing and Customer Acquisition	$40,000
Website Infrastructure, Hosting and Technology Services	$33,000
Working capital/public-company expenses, including DTC eligibility and market-related costs	$40,000
Net proceeds - Cost of this offering	$231,000
SEC reporting and offering expenses	$9,000
Gross proceeds	$240,000

If 3,000,000 shares (75%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Software Development and Product Enhancement	$80,000
Marketing and Customer Acquisition	$35,000
Website Infrastructure, Hosting and Technology Services	$28,000
Working capital/public-company expenses, including DTC eligibility and market-related costs	$28,000
Net proceeds - Cost of this offering	$171, 000
SEC reporting and offering expenses	$9,000
Gross proceeds	$180,000

If 2,000,000 shares (50%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Software Development and Product Enhancement	$50,000
Marketing and Customer Acquisition	$25,000
Website Infrastructure, Hosting and Technology Services	$20,000
Working capital/public-company expenses, including DTC eligibility and market-related costs	$16,000
Net proceeds - Cost of this offering	$111,000
SEC reporting and offering expenses	$9,000
Gross proceeds	$120,000

If 1,000,000 shares (25%) are sold:

Next 12 months

Planned Action:	Estimated Cost to complete
Software Development and Product Enhancement	$20,000
Marketing and Customer Acquisition	$12,000
Website Infrastructure, Hosting and Technology Services	$10,000
Working capital/public-company expenses, including DTC eligibility and market-related costs	$9,000
Net proceeds - Cost of this offering	$51,000
SEC reporting and offering expenses	$9,000
Gross proceeds	$60,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

If we are unable to raise sufficient funds from this offering to cover our planned expenditures, we intend to utilize an interest-free loan agreement entered into on December 29, 2025, with our President, Director, and Treasurer, Poliandra Guimaraes Peres, who has agreed to provide funds on an as-needed basis up to $200,000 over a five-year period. We do not currently intend to use any proceeds from this offering to repay advances made by Ms. Guimaraes Peres. Any repayments will be made strictly from future operational revenues, if and when generated.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market.

It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB or OTCQX. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never declared or paid cash dividends on our shares. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION

The price of the current offering is fixed at $0.06 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The net tangible book value of our company as of March 31, 2026, was $8,141 or $0.0029 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock on March 31, 2026.

Our net tangible book value and our net tangible book value per share will be impacted by the 4,000,000 shares of Common Stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.06 per share.

We are registering 4,000,000 shares of Common Stock for sale by our company. Assuming an offering price of $0.06 per share, the following table illustrates our net tangible book value and the per share dilution to new investors under various offering scenarios (25%, 50%, 75% and 100% of the shares sold), based on our financial position as of March 31, 2026.

The following table illustrates the dilution to the purchasers of the common stock in this offering (the below figures are rounded to the nearest hundredths place):

	$60,000 Offering (25%)	$120,000 Offering (50%)	$180,000 Offering (75%)	$240,000 Offering (100%)
Number of current shares held	2,800,000	2,800,000	2,800,000	2,800,000
Number of new shares issued	1,000,000	2,000,000	3,000,000	4,000,000
Total number of new shares held	3,800,000	4,800,000	5,800,000	6,800,000
The historical net tangible book value	$8,141	$8,141	$8,141	$8,141
Net proceeds to the company	$51,000	$111,000	$171,000	$231,000
Net tangible book value after this offering	$59,141	$119,141	$179,141	$239,141
Assumed public offering price per share	$0.06	$0.06	$0.06	$0.06
Net tangible book value per share before this offering	$0.00	$0.00	$0.00	$0.00
Increase (Decrease) attributable to new investors	$0.01	$0.02	$0.03	$0.03
Net tangible book value per share after this offering	$0.02	$0.02	$0.03	$0.04
Dilution per share to new stockholders	$0.04	$0.04	$0.03	$0.02
% dilution	74.06%	58.63%	48.52%	41.39%

	$60,000 Offering (25%)	$120,000 Offering (50%)	$180,000 Offering (75%)	$240,000 Offering (100%)
Capital contribution by purchasers of shares	$60,000	$120,000	$180,000	$240,000
Capital contribution by existing stockholders	$4,000	$4,000	$4,000	$4,000
Percentage capital contributions by purchasers of shares	93.75%	96.77%	97.83%	98.36%
Percentage capital contributions by existing stockholders	6.25%	3.23%	2.17%	1.64%
Current Shareholders % after offering	73.68%	58.33%	48.28%	41.18%
Purchasers % after offering	26.32%	41.67%	51.72%	58.82%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward- looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

• submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

• disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or

(iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

As of March 31, 2026 we have cash reserves of approximately $210 and our liabilities are $259, comprising $259 owed to Poliandra Guimaraes Peres, our Director. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Poliandra Guimaraes Peres, our Director, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2026, Ms. Guimaraes Peres advanced us $259. Ms. Guimaraes Peres has signed the Loan Agreement for $200,000 with us, that is filed with Registration Statement as the Exhibit 10.1. In order to implement our plan of operations for the next twelve-month period, we require at least $60,000 in offering proceeds to implement our business plan effectively. Our operations to date have primarily centered on startup and development activities, involving the execution of a comprehensive business plan and strategic initiatives. We have established a corporate structure. Additionally, we've created an informative website that functions as a centralized source for company information, reflecting our dedication to transparent communication and investor engagement. As we move forward, we remain committed to the ongoing development and enhancement of our website, aligning with our broader business strategy focused on market expansion and value delivery to stakeholders.

We are a development stage company and we have generated no revenue yet. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring employees and development of our platform. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations, but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we require additional capital and are unable to obtain it through this offering, future financings, revenues from operations, or other sources, we may be required to delay, scale back, or suspend certain aspects of our business plan. If sufficient funding cannot be obtained, we may be required to reduce operations or cease operations entirely.

Even if the maximum offering amount of $240,000 is raised, we may require additional financing in the future to support ongoing operations, product development, marketing activities, infrastructure expenses, and working capital/public-company expenses, including DTC eligibility and market-related costs requirements. There can be no assurance that additional financing will be available on acceptable terms, or at all

Our operating plan is designed to be scalable based on the amount of capital raised through this offering.

If 25% of the shares offered are sold, we intend to focus primarily on essential software development and product enhancement activities, limited marketing and customer acquisition efforts, and maintenance of website infrastructure and hosting services. Available funds will be allocated conservatively to support the initial operation of the business.

If 50% of the shares offered are sold, we expect to continue software development and product enhancement activities, increase marketing and customer acquisition efforts, and maintain website infrastructure and technology services at a higher level than under the 25% funding scenario. We would also have additional flexibility to support general corporate purposes and ongoing operations.

If 75% of the shares offered are sold, we expect to devote additional resources toward software development and product enhancement, expand marketing and customer acquisition activities, and further invest in website infrastructure, hosting, and technology services. This level of funding would allow us to execute a greater portion of our planned operating activities.

If 100% of the shares offered are sold, we expect to fully implement our current operating plan for the next twelve months, including software development and product enhancement initiatives, marketing and customer acquisition activities, website infrastructure and technology services, and working capital/public-company expenses, including DTC eligibility and market-related costs requirements. However, there can be no assurance that the proceeds from this offering will be sufficient to achieve profitability or support all future business objectives.

PLAN OF OPERATION

To date, we have not generated any revenue. Our activities to date have primarily consisted of developing Evmand SEO Assistant, establishing our website, preparing our service for commercial launch, and conducting organizational and administrative activities.

Our current cash resources are not sufficient to fund operations for the next twelve months if we are unable to raise additional capital. However, if we sell 25% of the securities offered in this offering and raise gross proceeds of approximately $60,000, we believe we will be able to continue limited operations and execute a portion of our business plan. Our growth and expansion activities would be significantly constrained under this scenario.

In addition, our Director has provided funds to support offering costs, filing fees, professional fees, and certain operating expenses. Such support has enabled us to continue our activities while preparing this offering.

Following the effectiveness of this registration statement, we intend to focus our efforts on raising capital and executing our operating plan. There can be no assurance that we will generate revenue during the twelve months following this offering, or at all.

Our principal operational objectives during the next twelve months include:

1. Product Development and Enhancement. Continue development, testing, maintenance, and enhancement of Evmand SEO Assistant to improve functionality, usability, and overall service performance.

2. Website Infrastructure and Technology Services. Maintain and improve the Company's website, hosting environment, and supporting technology infrastructure necessary for operation of the service.

3. Commercial Launch and User Acquisition. Support the commercial launch of Evmand SEO Assistant and undertake marketing and customer acquisition activities designed to attract users to the service.

4. Service Expansion and Feature Development. Evaluate and implement additional features and functionality that may improve the value and effectiveness of the Company's services.

5. General Corporate Activities. Conduct administrative, regulatory, and operational activities necessary to support the Company's ongoing business operations and public company obligations.

The extent to which we are able to accomplish these objectives will depend primarily upon the amount of capital raised through this offering and any additional financing that may become available.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need For Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated revenues to date. We cannot guarantee we will be successful in our business operations and will start receiving income as early as we anticipate. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

For the year ended March 31, 2026

For year ended March 31, 2026, the Company generated no revenue.

Total expenses for the year ended March 31, 2026 were $259 consisting of $259 professional fees.

The company recorded a net loss of $259 or the year ended March 31, 2026.

Since inception, we have sold 2,800,000 shares of common stock to our director for net proceeds of $8,400.

Liquidity And Capital Resources

As of March 31, 2026 we have cash reserves of approximately $210 and our liabilities are $259, comprising $259 owed to Poliandra Guimaraes Peres, our Director.

The available capital reserves of the Company are not sufficient for the Company to remain operational.

Net cash used in operating activities for the year ended March 31, 2026, was $8,449.

Net cash used in investing activities for the year ended March 31, 2026, was $0.

Net cash provided by financing activities for the year ended March 31, 2026, was $8,659.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Poliandra Guimaraes Peres, our Director, who has agreed to loan the company funds to complete the registration process. To proceed with our operations within 12 months, we need at least $60,000 in offering proceeds to implement our business plan effectively. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. The company is currently utilizing funds from the director's advance to support operations. Once the company begins generating its own revenue, we intend to transition to using our own funds for ongoing operations. We will attempt to raise at least the $60,000 funds necessary to proceed with our plan of operation. In the long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BUSINESS

We are a technology company focused on developing web-based software solutions that enhance search engine optimization (“SEO”), online visibility, and digital marketing performance for businesses. Our objective is to enable entrepreneurs and companies to improve their presence in search engines, increase organic website traffic, and optimize their digital marketing strategies through data-driven keyword analysis and website optimization tools.

Our service is designed to provide accessible SEO tools through a subscription-based model available on our website. We intend to offer solutions that assist users in identifying relevant keywords, improving content optimization, and enhancing overall search engine rankings. By utilizing our services, users may be able to improve the visibility of their websites across search engines, thereby expanding their potential customer reach.

Our initial product, Evmand SEO Assistant, is a keyword research and SEO optimization tool currently fully available to users on our website since July 1, 2026. The product is designed to generate keyword suggestions and provide contextual business descriptions based on user queries, enabling businesses to identify high-value search terms and improve their content strategies. Upon launch, users are able to access a limited number of free trial queries via a unique access key, with expanded functionality available through paid subscription plans.

On March 24, 2026, the Company entered into an IT Development Agreement with an independent software developer for the development of its corporate website and Evmand SEO Assistant, which is filed as Exhibit 10.3 to this Registration Statement. The agreement covers website design and development, backend infrastructure, payment integration, keyword research engine development, API architecture, trial key management systems, subscription functionality, export modules, testing, quality assurance, and frontend integration. Development of the Company's corporate website was completed on April 30, 2026. Development of the Evmand SEO Assistant commenced on May 1, 2026 and was completed on June 25, 2026. Following the completion of the development phase, the service was commercially launched and has been fully available to users on our website since July 1, 2026. The total contract value is $64,800, payable in installments based on project milestones, with the final payment due no later than July 24, 2026.

Following the completion of the development phase, the service was commercially launched and has been fully available to users on our website since July 1, 2026. Upon launch, users are able to obtain a trial key allowing up to 10 keyword research requests from a single IP address at no charge. Each request returns up to 10 keywords along with a contextual business description. Subscription plans provide access to a greater volume of searches, supporting more extensive SEO strategies, content optimization, and digital marketing campaigns.

Following the commercial launch of our service on July 1, 2026, the Company has transitioned from pre-launch operations to active commercial availability. Management focuses on scaling the user base, and we expect to begin generating subscription.

Our Business Model

Our business model is based on a Software-as-a-Service (“SaaS”) subscription structure designed to serve entrepreneurs, startups, and established businesses seeking to improve their online visibility through SEO optimization tools.

We intend to generate revenue primarily through subscription fees. We plan to offer multiple pricing tiers, including Basic, Standard, and Premium subscription plans, each providing progressively higher usage limits, enhanced functionality, and increased query allowances. Subscription plans will be accessible through our website and will be payable on a recurring basis.

In addition, we intend to offer an application programming interface (“API”) subscription product designed for users managing multiple projects simultaneously. The API will allow for higher query volumes, keyword export functionality, and integration into external workflows and marketing systems. Access to the API will be provided on a paid subscription basis upon its commercial release.

Our service is designed to serve users engaged in a wide range of marketing activities, including content creation, search engine optimization, paid advertising campaigns, and general digital marketing strategy development.

Key Service Offerings

In connection with our commercial launch on July 1, 2026, we offer the following core features and functionalities through our service:

•	Keyword Analysis and SEO Optimization: We provide web-based tools designed to assist users in identifying relevant and high-value keywords for use in website content, metadata, and digital marketing campaigns. These tools are engineered to help businesses improve search engine rankings and increase organic traffic.
•	SEO Assistant Tool: Our primary product, Evmand SEO Assistant, is designed to generate keyword suggestions and contextual descriptions based on direct user queries. The tool is designed to simplify SEO research and support data-driven content optimization for early-stage enterprises. Development of the Evmand SEO Assistant commenced on May 1, 2026 and was completed on June 25, 2026.
•	Subscription-Based Access Model: We offer tiered subscription plans (Basic, Standard, and Premium) that provide users with varying levels of access to our service’s functionality, including progressive query limits and enhanced features.
•	Trial Access Functionality: To encourage user acquisition and service evaluation, we provide a limited free trial option. This feature will allow users to test the service through a predefined number of queries before committing to a paid subscription tier.
•	User-Friendly Web Interface: Our services are accessible through a simplified web-based interface designed to streamline SEO research and provide actionable insights without requiring advanced technical expertise from the user.

Industry Background

The SEO and digital marketing industry continues to evolve as businesses increasingly prioritize online visibility and organic search performance. We have identified several key trends driving demand for SEO tools and platforms:

  Increasing importance of online visibility for customer acquisition and brand awareness
  Growing reliance on keyword optimization to improve search engine rankings
  Expansion of data-driven marketing strategies
  Demand for automated and scalable SEO solutions
  Adoption of subscription-based software models across digital marketing tools
  Preference for user-friendly service that provide actionable insights
  Increased need for tools that support management of multiple digital projects simultaneously

In response to these trends, we are developing a service that combines keyword research capabilities with structured SEO insights and scalable subscription access.

Competition

The SEO software and digital marketing tools market is highly competitive and includes both established providers and emerging platforms. We compete with companies offering keyword research tools, SEO analytics platforms, and broader digital marketing solutions. Many of our competitors offer complex, all-in-one marketing suites. We seek to differentiate our services by focusing on keyword generation functionality, ease of use, and accessibility for small businesses and entrepreneurs. Our current and potential competitors include, but are not limited to, Moz, Ahrefs, SEMrush, HubSpot, Neil Patel Digital, and Search Engine Land. Many of these competitors have significantly greater financial, technical, and marketing resources and may be able to respond more quickly to changes in technology, customer demand, or industry standards.

While major industry players such as SEMrush, Ahrefs, and Moz offer comprehensive, high-cost enterprise analytical ecosystems tailored for professional marketing agencies, our competitive strategy focuses on a distinct market segment. The Evmand SEO Assistant is specifically engineered to address the unmet needs of micro-businesses, independent entrepreneurs, and content creators who require an intuitive, streamlined, and cost-effective solution. Instead of overwhelming users with complex data sets, our service prioritizes the rapid, automated generation of contextual descriptions and high-intent keyword suggestions. By leveraging our specialized API architecture, we deliver targeted, essential SEO functionality at a highly competitive price point, positioning the Company as an accessible alternative to heavy analytical platforms

We also face indirect competition from digital marketing agencies and consultancy firms that provide SEO-related services as part of broader marketing solutions.

We believe our competitive position will depend on our ability to deliver a simplified, accessible, and scalable SEO tool focused on keyword generation and actionable optimization insights, combined with subscription flexibility and a user-friendly interface.

Sales and Revenue

Our revenue model is based primarily on subscription fees generated through access to our SEO service.

We expect to generate revenue through:

  Monthly and annual subscription plans (Basic, Standard, Premium)
  Usage-based access tiers with differentiated query limits and feature availability
  Subscription-based API access for enterprise and multi-project users (upon launch)

Users will access our services through our website, where they can review available plans, register accounts, and purchase subscriptions. Revenue will be recognized through recurring payments associated with service access and usage rights.

We expect to generate our first revenues following the commercial launch of Evmand SEO Assistant on July 1, 2026. The timing and level of revenue generation will depend on market adoption, user acquisition, pricing effectiveness, and overall demand for our services.

Marketing and Strategy

We intend to drive traffic to our service and acquire subscribers through a multi-channel digital marketing strategy, which will commence in conjunction with our commercial launch. Our marketing initiatives will include:

  Search Engine Optimization (SEO): Leveraging our own tools to optimize our website content, target high-value search terms, and demonstrate the effectiveness of our service to organic visitors.
  Content Marketing: Publishing educational articles, case studies, and guides regarding digital marketing and SEO best practices to establish authority and attract target users.
  Digital Advertising: Utilizing targeted pay-per-click (PPC) campaigns on search engines and social media platforms to capture users actively searching for SEO and keyword research tools.
  Strategic Partnerships: Exploring promotional collaborations with entrepreneurship blogs, startup incubators, and web development agencies to reach our core demographic of small businesses and startups.

Regulation

Our business is subject to various laws and regulations applicable to online software services, including those relating to data privacy, cybersecurity, consumer protection, advertising practices, and electronic commerce. We intend to comply with all applicable federal, state, and international regulations governing data privacy and cybersecurity, including, as applicable, the Federal Trade Commission Act, the California Consumer Privacy Act (“CCPA”), and the General Data Protection Regulation (“GDPR”) of the European Union, as we track user IP addresses and account credentials to manage service access and security.

The regulatory environment applicable to internet-based software services is evolving, and changes in laws or regulatory interpretation could impact our business operations. These changes may relate to data protection requirements, cross-border data transfers, or obligations imposed on software service providers operating in multiple jurisdictions.

We will continue to monitor regulatory developments and adjust our operations as necessary to maintain compliance with applicable legal requirements.

Intellectual Property

We rely on a combination of trade secret laws, copyright regulations, non-disclosure agreements (NDAs), and internal technical security measures to protect our proprietary software, source code, and intellectual property.

We do not currently own any registered trademarks or patents. We rely on copyright protection for our proprietary software code, website design, and original content. We also rely on contractual protections, confidentiality obligations, and restricted access controls to protect our intellectual property and proprietary information. Our source code is maintained on secure servers with restricted access designed to prevent unauthorized use, duplication, or disclosure.

Technology Infrastructure

Our website and the Evmand SEO Assistant service are hosted on cloud-based servers provided by third-party infrastructure vendors. We rely on these third-party systems to provide continuous, high-speed power, networking, and hosting services. Any disruption in these services could materially impact our service availability and user experience.

Employees

At present we have no employees, other than our officer Poliandra Guimaraes Peres serving as President, Director, Secretary and Treasurer.

Legal Proceedings

We are not involved in any material legal claims or proceedings.

Properties

Our primary mailing address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Brazil. Our telephone number is + 12243487380. Our website address is https://evmand.com.

MANAGEMENT

General

Our Board of Directors consists of Poliandra Guimaraes Peres. The following table sets forth the name and position of each of our current directors and executive officers.

Name	Age	Positions
Poliandra Guimaraes Peres	31	President, Director, Treasurer and Secretary (Chairman)

The business experience of the above-identified individuals is set forth below.

Ms. Guimaraes Peres has served as a Director of the Company since December 23, 2025. Ms. Guimaraes Peres has experience in digital marketing, search engine optimization (SEO), content development, and online marketing strategies. Since 2020, she has worked with small businesses and online projects, assisting with keyword research, website optimization, content planning, and search engine visibility initiatives.

From February 2020 to July 2022, she worked as a Digital Marketing Assistant at Agencia Digi in Brasilia, Brazil, where she assisted with content creation, website optimization, and online marketing campaigns. From September 2022 to December 2024, she worked as an SEO Specialist at Hoogli Marketing, a Brazilian digital marketing agency, where she was responsible for keyword research, on-page optimization, technical SEO analysis, and content strategy development. From January 2025 to November 2025, she worked as an Independent SEO Consultant, providing digital marketing and search engine optimization services to small businesses and online projects.

Ms. Guimaraes Peres received a Bachelor's degree in Advertising and Propaganda (Publicidade e Propaganda) from Centro Universitário de Brasília (CEUB), Brasilia, Brazil, in 2020. Her experience in SEO and digital marketing contributes to the Company's strategic development and growth.

During the past five years, our director has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Guimaraes Peres was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Guimaraes Peres’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board and Committee Matters

The Company does not have a standing nominating committee, compensation committee or audit committee. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors and performing the functions of an audit committee. The Board believes the engagement of directors in these functions is important at this time in the Company’s development in light of the Company’s recent activities.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Evmand Corporation, 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801. Communications to individual directors may also be made to such director at our company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.

Any communications sent to the board in the care of the Secretary will be reviewed by the Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers during the fiscal year ended March 31, 2026:

Name and Principal Position	Year	Salary ($)	Total ($)
Poliandra Guimaraes Peres	2026	0	0

Employment agreements

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

Director Compensation

Non-employee directors received no compensation during 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 29, 2025, the Company entered into an interest free loan agreement with our President, Secretary and Director, Poliandra Guimaraes Peres. According to it, Ms. Guimaraes Peres will provide funds to the Company, on an as-needed basis, in amounts up to $200,000 over the next five years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations.  In accordance with the interest free loan agreement, during the period from inception on December 23, 2025 through March 31, 2026 Ms. Guimaraes Peres advanced $259 to the Company for operating expenses. Ms. Guimaraes Peres will not be repaid from the proceeds of this offering, however, in conjunction with the loan agreement the amounts advanced are to be repaid by July 4, 2028.  The Company plans to repay Ms. Guimaraes Peres from revenues of operations if and when the Company generates enough revenues to pay the obligation. There is no assurance that we ever will generate revenues from our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the current filing date, the Company had issued 2,800,000 shares of restricted common stock to Poliandra Guimaraes Peres, President, Secretary, Treasurer and Director in consideration of $8,400, which are outstanding.

The following table sets forth certain information relating to the beneficial ownership of our common stock as of the date, by:

(i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock;

(ii) each director or nominee for director of our Company;

(iii) each of the executives; and

(iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner*	Address	Number of Shares	Owned Percent of Class
Poliandra Guimaraes Peres	KR-210, Conjunto 21, Casa 18, Samambaia Norte, Brasilia, 72110-210, Brazil	2,800,000	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days. As of the current filing date, there were 2,800,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,800,000 shares of common stock were issued to Poliandra Guimaraes Peres, President, Secretary, Treasurer and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have an active operating business and an outlined business plan. There is no public trading market for our common stock. In order for our common stock to be quoted on the OTCQB or OTCQX markets operated by OTC Markets Group Inc., a market maker must file an application on our behalf to initiate a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DESCRIPTION OF SECURITIES

The following is a description of the common stock we are registering, and certain material provisions of Wyoming Revised Statutes, our Articles of Incorporation, and our corporate bylaws. The following is only a summary and is qualified by applicable law, our Articles of Incorporation, and our corporate bylaws. Copies of our Articles of Incorporation and corporate bylaws are included as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Poliandra Guimaraes Peres will offer our securities to her personal friends and family, as well as relatives. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Guimaraes Peres will personally and individually contact each investor. Ms. Guimaraes Peres has no experience in selling securities to investors. The Directors will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights, preferences, and restrictions associated with our Common Stock. For a complete description, please refer to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Wyoming.

Voting Rights: Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Accordingly, our existing controlling stockholder possesses the voting power to elect all of our directors and approve all corporate actions requiring stockholder approval.

Dividend Rights: Holders of Common Stock are entitled to receive dividends out of funds legally available therefor, if, as, and when declared by the Board of Directors.

Liquidation Rights: In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.

Other Rights and Restrictions: The Common Stock carries no preemptive, subscription, redemption, conversion, or sinking fund rights.

Preferred Stock, Warrants, Options, and Convertible Securities

As of the date of this prospectus, the Company has no authorized class of preferred stock. Additionally, there are no outstanding warrants, stock options, convertible securities, or other rights exchangeable into or exercisable for shares of our Common Stock.

Dividend policy

We have never declared or paid cash dividends on our shares. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the company has 2,800,000 shares of common stock issued and outstanding. We are registering 4,000,000 shares of common stock for sale at a price of $0.06 per share, in addition to the 2,800,000 shares held by the Directors.

In the course of conducting this offering, the Company will not register as a broker-dealer under Section 15 of the Exchange Act. Instead, the Company will rely on the "safe harbor" provisions of SEC Rule 3a4-1, which provides an exemption from broker-dealer registration for individuals associated with an issuer involved in offering the issuer's securities.

Poliandra Guimaraes Peres does not have any statutory disqualifications as defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended. She will not receive compensation based on commissions or other remuneration directly or indirectly tied to securities transactions. In the past twelve months, she has not been a broker or dealer, or an associated person of a broker or dealer. Following the offering, she will continue to perform substantial duties for the Company that are unrelated to securities transactions and will not act as a broker or dealer in connection with the Company’s securities.

The company will receive all proceeds from the sale of the 4,000,000 shares offered, with a fixed price of $0.06 per share for the entire offering duration. Although the company's common stock is not publicly listed, it intends to seek quotation on the OTC Markets Group, including the OTCQB or OTCQX, or another quotation service. This process requires a market maker to file an application to facilitate trading. Approval of such an application is not guaranteed.

The company may sell its shares directly to purchasers at its discretion and will not involve underwriters, dealers, or agents who would receive compensation in the form of discounts, concessions, or commissions. The shares may be sold in one or more transactions, all at a fixed price of $0.06 per share.

To comply with applicable state securities laws, the securities will be offered or sold in states where they are registered or qualified for sale, or where exemptions from registration or qualification are available and followed. Additionally, the company will adhere to relevant provisions, rules, and regulations under the Exchange Act during the effective period of this Registration Statement. All expenses related to the registration of shares, including those pursuant to state securities laws, will be covered by the company.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to Evmand Corporation. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".

The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Determination of Offering Price

The public offering price of our common stock offered by this prospectus has been determined by us and may bear no relation to our assets, book value, historical earnings or net worth, or any other accepted valuation criteria. No valuation or appraisal has been obtained in connection with this offering.

Accordingly, the assumed public offering price stated on the cover page of this prospectus should not be considered as an indication of the actual value of our common stock, which is subject to change as a result of market conditions and other factors. We cannot assure investors that, after this offering, an active trading market will develop for our common stock or that our common stock can be resold at or above the assumed public offering price.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Law Office of Carl P. Ranno.

EXPERTS

The audited financial statements as of March 31, 2026 included in this prospectus have been audited by TQ International, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Evmand Corporation.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if she acted in good faith and in a manner, she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Director or officer under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

WHERE YOU CAN FIND MORE INFORMATION

We are filing this Form S-1 registration statement with the SEC, including exhibits and schedules, under the Securities Act with respect to the Shares of Common Stock to be sold in this offering. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.

Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and current reports and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s headquarters at 100 F Street, NE Washington, DC 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the Internet website maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is March 31, 2026. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by TQ International.

Our financial statements from inception to March 31, 2026, immediately follow:

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors of Evmand Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Evmand Corporation as of March 31, 2026, the related consolidated statements of operations, changes in equity and cash flows, for the period from December 23, 2025 to March 31, 2026 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and the results of its operations and its cash flows for the period from December 23, 2025 to March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ TQ International, PLLC

We have served as the Company’s auditor since 2026.

Flower Mound, Texas

July 31, 2026

PCAOB ID Number 7080

EVMAND CORPORATION BALANCE SHEET

As of March 31, 2026
ASSETS
Current Assets:
Cash and cash equivalents	$210
Prepaid expenses	8,190
Total current assets	8,400

TOTAL ASSETS	$8,400

LIABILITIES AND STOCKHOLDERS' EQUITY
Non-Current Liabilities:
Due to related party	$259
Total Non-current Liabilities	259

TOTAL LIABILITIES	$259

Shareholders’ Equity:
Common stock; 75,000,000 shares authorized, $0.001 par value as of March 31, 2026, 2,800,000 shares issued and outstanding.	$2,800
Additional paid-in capital	5,600
Accumulated deficit	$(259)
TOTAL EQUITY	$8,141

TOTAL LIABILITIES AND EQUITY	$8,400

The accompanying notes are an integral part of these financial statements.

EVMAND CORPORATION STATEMENT OF OPERATIONS

For the period from December 23, 2025 (inception) to March 31, 2026
OPERATING EXPENSES
General and administrative expenses	$259
Total operating expenses	$259

NET LOSS FROM OPERATIONS	$(259)

LOSS BEFORE INCOME TAXES	$(259)
Income Tax Expense	-
NET LOSS	$(259)
Basic and Diluted Net Loss per Common Share	$0.00
Weighted-Average Number of Common Shares Outstanding — basic and diluted	226,263

The accompanying notes are an integral part of these financial statements.

EVMAND CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM DECEMBER 23, 2025 (INCEPTION) TO MARCH 31, 2026

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount

Balance as of December 23, 2025	-	$-	$-	$-	$-
Shares issued for cash	2,800,000	2,800	5,600	-	8,400
Net Loss	-	-	-	(259)	(259)
Balance as of March 31, 2026	2,800,000	$2,800	$5,600	$(259)	$8,141

The accompanying notes are an integral part of these financial statements.

EVMAND CORPORATION

STATEMENT OF CASH FLOWS

For the period from December 23, 2025 (inception) to March 31, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(259)
Changes in operating assets and liabilities:
Prepaid Expense	$(8,190)
Net cash used in Operating Activities	$(8,449)
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in Investing Activities	$-
CASH FLOWS FROM FINANCING ACTIVITIES
Related-party loan	$259
Proceeds from issuance of common stock	$8,400
Net cash provided by Financing Activities	$8,659
Change in cash and equivalents	210
Cash at beginning of period	$-
Cash at end of period	$210
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

EVMAND CORPORATION

NOTES TO THE FINANCIAL STATEMENTS AS OF MARCH 31, 2026

NOTE 1 - ORGANIZATION AND OPERATIONS

Evmand Corporation (“Company”) was incorporated on December 23, 2025 under the laws of Wyoming. The Company develops web-based digital tools for Search Engine Optimization (“SEO”), online visibility, and digital marketing. As of March 31, 2026, the Company was in the early stages of operations and had entered into an agreement for the development of its website and initial product, Evmand SEO Assistant, a web-based SEO optimization service designed to provide users with keyword research, website content analysis, and other SEO-related tools.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars. The Company has adopted a March 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management evaluates the Company’s ability to continue as a going concern for a period of one year from the date the financial statements are issued. This evaluation includes consideration of the Company’s current financial condition, results of operations, available liquidity, and other relevant conditions and events.

Cash

Cash consists of funds held in the Company’s bank accounts and available for use in operations. As of March 31, 2026, the Company had cash of $210.

Fair Value of Financial Instruments

The Company follows ASC 820, Fair Value Measurement, which establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value: Level 1 inputs are quoted prices in active markets for identical assets or liabilities; Level 2 inputs are observable inputs other than Level 1 quoted prices; and Level 3 inputs are unobservable inputs.

The Company's financial instruments consist of cash and the amounts due to a related party. The carrying amounts of these instruments approximate their fair values due to their short-term nature. The Company did not hold any assets or liabilities measured at fair value on a recurring or non-recurring basis as of March 31, 2026.

Start-Up Costs

In accordance with ASC 720-15, Start-Up Costs, costs of start-up activities, including organization costs, state incorporation and filing fees, registered agent fees, and similar pre-operating expenditures, are expensed as incurred. For the period from December 23, 2025 (inception) to March 31, 2026, the Company expensed $259 of start-up costs, which are presented within general and administrative expenses in the accompanying statement of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. The Company maintains its cash balance in a single business account at one financial institution. As of March 31, 2026, the Company's cash balance of $210 did not exceed federally insured limits. The Company has not experienced any losses with respect to its cash balances and believes it is not exposed to significant credit risk with respect to cash.

Revenue Recognition

As of the date of these financial statements, the Company has not commenced revenue-generating operations and has not recognized any revenue since inception. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, under which revenue is recognized in an amount that reflects the consideration the Company expects to receive in exchange for transferring promised goods or services to customers.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position will be sustained upon examination by the relevant taxing authority, based on the technical merits of the position. The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense. See Note 8.

Segment Reporting

The Company follows ASC 280, Segment Reporting, as amended by ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which the Company adopted effective from inception. Operating segments are components of an entity for which discrete financial information is available and whose operating results are regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment and a single reportable segment.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

The Company identifies related parties in accordance with ASC 850, Related Party Disclosures. Related parties include the Company's directors, executive officers, principal stockholders, and members of their immediate families, as well as entities that such persons control or can significantly influence, and entities under common control with the Company. The Company reviews its transactions and outstanding balances to identify those involving related parties and discloses material related party transactions, including the nature of the relationship, a description of the transactions, the dollar amounts involved, and amounts due to or from related parties as of the balance sheet date, in the notes to the financial statements.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section ASC 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Prepaid Expenses

Prepaid expenses represent payments made in advance for goods and services to be received in future periods and are initially recognized at cost. Amounts are amortized on a straight-line basis over the period to which they relate; the portion expected to be consumed within twelve months of the reporting date is classified as a current asset, with any remainder presented as non-current. As at March 31, 2026, total prepaid expenses amounted to $8,190.

Recent Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements through the date these financial statements were available to be issued and does not believe that any pronouncement issued but not yet effective, if currently adopted, would have a material effect on the Company’s financial statements, other than as described below.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, as clarified by ASU 2025-01 issued in January 2025, which requires public business entities to disclose, in the notes to the financial statements, disaggregated information about certain income statement expense captions, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization included in each relevant expense caption. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted, and may be applied prospectively or retrospectively. The Company is currently evaluating the impact of this guidance and expects it to result in expanded disclosures but to have no effect on its financial position, results of operations, or cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for estimating expected credit losses on current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. The amendments are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material effect on its financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the recognition guidance for costs of internal-use software, including software developed under modern, iterative development methods. The amendments are effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its accounting for software development costs related to its API platform.

Other recently issued accounting pronouncements are not expected to have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenue from December 23, 2025 to March 31, 2026, had a net loss from December 23, 2025 to March 31, 2026 in the amount of $259, has an accumulated deficit from December 23, 2025 to March 31, 2026 in the amount of $259, and used net cash in operating activities of $8,449 from December 23, 2025 to March 31, 2026. Although the Company had positive working capital of $8,141 as of March 31, 2026, these factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is attempting to commence full-scale operations and generate sufficient revenue; however, the Company's cash position may not be sufficient to support the Company's daily operations long-term. Management intends to raise additional funds by way of a public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.

The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On March 24, 2026, the Company issued 2,800,000 shares of common stock to its President and Incorporator, Poliandra Guimaraes Peres, at a price of $0.003 per share, for aggregate cash proceeds of $8,400. Of the total proceeds, $2,800, representing the par value of the shares issued, was recorded as common stock, and the excess of the purchase price over par value of $5,600 was recorded as additional paid-in capital.

As of March 31, 2026, there were 2,800,000 shares of common stock issued and outstanding, and the Company’s stockholders’ equity consisted of common stock of $2,800 and additional paid-in capital of $5,600. No preferred stock has been authorized or issued.

NOTE 5 – RELATED-PARTY TRANSACTIONS

The Company’s related party is Poliandra Guimaraes Peres, who serves as the Company’s sole director and Chief Executive Officer and, as of March 31, 2026, holds 2,800,000 shares of the Company’s common stock, representing 100% of the shares issued and outstanding, and is therefore the Company’s controlling shareholder.

On March 24, 2026, the Company issued 2,800,000 shares of its common stock, par value $0.001 per share, to Ms. Peres at a subscription price of $0.003 per share, for total cash proceeds of $8,400, of which $2,800 was recorded as common stock and $5,600 as additional paid-in capital. This capital injection constitutes a related-party transaction. The full amount of the subscription proceeds was received in cash in the Company’s bank account prior to March 31, 2026, and no subscription receivable was outstanding as of that date. The shares were issued in a private transaction not involving a public offering, and the terms were determined by the sole director and are not necessarily indicative of terms that would have been agreed with an unrelated party.

Name	Relationship with the Company	Ownership as of March 31, 2026
Poliandra Guimaraes Peres	Sole director, Chief Executive Officer and controlling shareholder	2,800,000 shares of common stock (100% of shares issued and outstanding)

During the period, Ms. Peres also paid $259 of expenses on behalf of the Company, consisting of state incorporation and filing fees and registered agent fees. These costs were expensed as incurred as general and administrative expenses in accordance with ASC 720-15, Start-Up Costs, and the corresponding amount advanced by Ms. Peres was recorded as due to related party on the balance sheet.

Related party	Nature of balance	Terms	March 31, 2026
Poliandra Guimaraes Peres	Expenses paid on behalf of the Company (incorporation, filing and registered agent fees)	Unsecured, non-interest bearing, no fixed maturity date, payable on demand	$259
Total due to related party			$259

On December 29, 2025, the Company entered into an interest free loan agreement with our President, Secretary and Director, Poliandra Guimaraes Peres. According to it, Ms. Guimaraes Peres will provide funds to the Company, on an as-needed basis, in amounts up to $200,000 over the next five years. The Company will use the agreement as a line of credit and will use the advanced funds for the purpose of working capital and to perform necessary business operations. In accordance with the interest free loan agreement, during the period from inception on December 23, 2025 through March 31, 2026 Ms. Guimaraes Peres advanced $259 to the Company for operating expenses. Ms. Guimaraes Peres will not be repaid from the proceeds of this offering, however, in conjunction with the loan agreement the amounts advanced are to be repaid by July 4, 2028. As of March 31, 2026, the balance due to the related party was $259, representing solely the expenses paid by Ms. Peres on behalf of the Company as described above. The balance is unsecured, non-interest bearing, has no fixed maturity date and no set terms of repayment, and is payable on demand; accordingly, it is classified as a long-term liability. The Company has not provided any guarantees, collateral or other security in respect of this balance, and no interest has been imputed, as the amount is payable on demand and the effect of imputation would be immaterial. There were no other related-party transactions or balances during the period or as of March 31, 2026.

NOTE 6 — SEGMENT REPORTING

The Company operates as a single operating segment and a single reportable segment. The Company's chief operating decision maker ("CODM") is Poliandra Guimaraes Peres, the Company's President and sole officer and director.

The CODM assesses performance and makes resource allocation decisions for the Company as a whole using net loss as reported in the accompanying statement of operations, which is the measure of segment profit or loss. The CODM uses net loss to monitor the Company's expenditures against available cash resources and to determine the timing and amount of funding required to advance the Company's development activities.

The significant expense categories regularly provided to and reviewed by the CODM are the same as those presented in the accompanying statement of operations. For the period from December 23, 2025 (inception) to March 31, 2026, segment expenses consisted of $259 of general and administrative expenses, comprising state incorporation and filing fees and registered agent fees. There were no other significant segment expenses and no other segment items for the period.

All of the Company's assets, totaling $8,400 as of March 31, 2026, are located in the United States. The Company had no revenue during the period presented.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Contractual commitments

On March 24, 2026, the Company entered into an IT development agreement with Digital Forge Solutions LTD for the development of the Company's website and SEO assistant service, with a total contract price of $64,800, determined on the basis of 720 estimated hours at an hourly rate of $90 as set out in Exhibit A to the agreement. The agreement provides for payment in three installments: an initial payment of $8,190, due upon signing of the agreement; an interim payment of $21,510, due upon completion of the website development and in any event no later than May 14, 2026; and a final payment of $35,100, due upon completion of the SEO assistant development and no later than one month after completion of the final stage, with the full contract amount payable no later than July 24, 2026.

Subsequent to the balance sheet date, development of the website was completed and accepted on April 30, 2026 and development of the SEO assistant was completed and accepted on June 25, 2026. As of the date of issuance of these financial statements, all deliverables under the agreement have been completed and accepted by the Company, the full contract price of $64,800 has been paid, and the Company has no remaining commitment under the agreement.

Litigation

The Company was not subject to any legal proceedings from the period December 23, 2025 (Inception) to March 31, 2026 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 8 – INCOME TAXES

The Company has no tax position at March 31, 2026, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at March 31, 2026. The Company’s utilization of any net operating loss carryforward may be unlikely as a result of its intended activities.

The income tax provision differs from the amount of income tax determined by applying the statutory income tax rates to pretax income from continuing operations for the period ended March 31, 2026, due to the following:

March 31, 2026
Income tax benefit at federal statutory rate (21%)	$(54)
Change in valuation allowance	54
Income tax provision	$—

Expressed as a percentage of pretax loss, the reconciliation of the statutory rate to the effective rate is as follows:

March 31, 2026
Federal statutory income tax rate	21.0%
Change in valuation allowance	(21.0)%
Effective income tax rate	0.0%

The provision for Federal income tax consists of the following:

March 31, 2026
Current:
Federal	$—
State	—
Deferred:
Federal	(54)
Change in valuation allowance	54
Provision for income taxes	$—

The Company’s net deferred tax asset consists of the following:

March 31, 2026
Net operating loss carryforward	$259
Effective tax rate	21%
Deferred tax asset	54
Less: valuation allowance	(54)
Net deferred tax asset	$—

Net operating loss carryforwards generated may be carried forward indefinitely, subject to the limitation that their utilization in any year cannot exceed 80% of taxable income. Utilization of net operating loss carryforwards may be further limited under Internal Revenue Code Section 382 in the event of an ownership change. Management has established a full valuation allowance against the deferred tax asset, as realization is not considered more likely than not.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through July 31, 2026, the date when the financial statements were available to be issued to determine if they must be reported. Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement are as follows:

SEC Registration Fee and EDGAR fees	$1$1,500
Accounting fees and expenses	$6,500
Legal fees and expenses	$1,000
Total	9,000

Item 14. Indemnification of Directors and Officers.

Evmand Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out their duties. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Evmand Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Item 15. Recent Sales of Unregistered Securities.

(a)

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and address	Date	Shares	Consideration
Poliandra Guimaraes Peres	March 23, 2026	2,800,000	$8,400.00

These shares were issued in connection with the Company being pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold at the price of $0.003 per share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits.

(a)

The following exhibits are filed as part of this Registration Statement:

Number	Description
3.1	Articles of Incorporation of the Registrant dated December 23, 2025
3.2	Bylaws of the Registrant dated December 23, 2025
5.1	Opinion of Counsel
10.1	Loan Agreement
10.3	IT Development Agreement
23.1	Consent of Auditor
99.1	Form of Subscription agreement
107	Filing Fee Table

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 31, 2026.

EVMAND CORPORATION
By:	/s/ Poliandra Guimaraes Peres
Name: Poliandra Guimaraes Peres
Title: President, Director, Treasurer and Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Poliandra Guimaraes Peres
Poliandra Guimaraes Peres	President, Director and Secretary (Principal Executive, Financial and Accounting Officer)	July 31, 2026